UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 27, 2013

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2013, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) took several actions regarding executive compensation.

The Compensation Committee approved the 2013-2015 Restricted Share Unit Program (the “Program”), under which long term incentive awards may be made to employees at the level of senior vice president or above.

Having approved the Program, the Committee made long term incentive plan awards in the form of Restricted Share Units, or RSUs, under the Program, and granted restricted shares to the Company’s Chief Executive Officer, Chief Financial Officer and two of the three other most highly compensated officers (collectively, including all three of the other most highly compensated officers, the “Named Executive Officers”), and to certain other employees.

The Compensation Committee also approved the Company’s 2013 annual cash incentive plan, under which awards may be made to employees at the level of director or above. As a part of the 2013 annual cash incentive plan, the Committee made annual incentive compensation opportunity awards (the “Opportunity Awards”) to the Named Executive Officers, as well as to certain other employees. Payments pursuant to these Opportunity Awards will be made after the Company’s results for 2013 are determined.

Finally, the Compensation Committee approved the payment of 2012 annual cash incentive awards to each Named Executive Officer.

2013 Long Term Incentive Plan Awards

The Compensation Committee made long term incentive awards to the Named Executive Officers, except as noted below, with approximately 50% in the form of market based performance-contingent RSUs and approximately 50% in the form of time-based restricted shares.

Market Based Performance-Contingent RSUs. Under the Program, the number of common shares to be issued by the Company with respect to the RSUs, if any, depends on the Company’s performance in terms of total return to shareholders (“TRS”) for the three-year period beginning January 1, 2013 and ending on the earlier of December 31, 2015 or the date of a change in control of the Company (the “Measurement Period”) relative to the TRS for the Measurement Period of other real estate investment trusts comprising a leading index of real estate investment trusts (the “Index REITs”). If the Company’s TRS performance over the Measurement Period is below the 25th percentile of the Index REITs, then no shares will be earned. If the Company’s TRS during the Measurement Period is equal to or above the 25th percentile of the Index REITs, then a number of shares ranging from 50% up to a maximum of 150% (at or above the 75th percentile) of the award will be earned. Dividends are deemed credited to the RSU accounts and are applied to “acquire” more RSUs for the account of the Named

Executive Officer at the 20-day average closing price per common share ending on the dividend payment date. Awards will be paid in common shares in an amount based on the number of RSUs in the recipient’s account at the end of the Measurement Period. Participants in the Program may elect to defer receipt of common shares earned.

The following table sets forth information regarding RSUs granted to four of the Named Executive Officers pursuant to the Program:

Name	Number of RSUs(1)	Dollar Value

Joseph F. Coradino	40,000	$750,000
George F. Rubin	22,655	424,784
Robert F. McCadden	19,965	374,341
Bruce Goldman	8,839	165,723

(1)	The number of RSUs shown is based on the 20-day average closing price of the Company’s common shares through the day prior to the date of the awards.

Restricted Shares. With respect to the portion of the long term incentive awards made in the form of time-based restricted shares, these shares generally will vest in three equal annual installments on February 15th of the years following the date of grant, subject to continued employment. During the period that the restricted shares have not vested, the recipient is entitled to vote the shares and to receive an amount equal to the dividends that would have been paid on the shares if they had vested at the grant date.

The following table sets forth the number of restricted shares granted to four of the Named Executive Officers:

Name	Number of Restricted Shares(1)	Dollar Value

Joseph F. Coradino	40,000	$750,000
George F. Rubin	22,655	424,784
Robert F. McCadden	19,965	374,341
Bruce Goldman	8,839	165,723

(1)	The number of shares shown is based on the 20-day average closing price of the Company’s common shares through the day prior to the date of the awards.

Ronald Rubin was granted 16,000 time-based restricted shares that will vest on December 31, 2013, and are not subject to continued employment. These shares had a value at grant date of $300,000 based on the 20-day average closing price of the Company’s common shares through the day prior to the date of the award.

The grants of restricted shares were made pursuant to the Second Amended and Restated 2003 Equity Incentive Plan. The Second Amended and Restated 2003 Equity Incentive Plan was filed as Exhibit 10.3 to PREIT’s Quarterly Report on Form 8-K filed on June 12, 2012, and is incorporated herein by reference.

2013 Annual Incentive Compensation Plan

Under the 2013 annual incentive compensation plan, the Compensation Committee made Opportunity Awards to the Named Executive Officers, and approved threshold (i.e., minimum), target and outperformance (i.e., maximum) annual cash incentive opportunity levels, expressed as a percentage of base salary, that the Named Executive Officers are eligible to receive under the Opportunity Awards.

The level of the Opportunity Award that each of the Named Executive Officers (except as set forth below) is eligible to receive will depend upon the Company’s 2013 Funds From Operations (“FFO”) per share and, if and to the extent that the Committee so determines, other performance metrics. FFO is a commonly used measure of operating performance and profitability in the real estate industry, and the Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts. FFO is the core corporate performance measure used to determine the level of the Opportunity Awards, and will be the primary metric used in determining the amount of the Opportunity Award payment. The Compensation Committee has the authority under the Opportunity Awards to adjust the threshold, target and outperformance levels for FFO if, in its judgment, such adjustment is appropriate in view of the performance of the Company during 2013. If the Compensation Committee determines to utilize one or more other performance metrics, then the Company’s performance relative to such factors as determined by the Compensation Committee will be the basis for determining a portion of the amount of the Opportunity Award payment.

The following table sets forth the Opportunity Award threshold, target and outperformance levels for the Named Executive Officers under the 2013 annual incentive compensation plan, expressed as a percentage of base salary:

	Incentive Award Opportunity as a Percentage of Base Salary
Title	Threshold	Target	Outperformance

Joseph F. Coradino	50%	100%	200%
Ronald Rubin(1)	50%	100%	200%
George F. Rubin	32.5%	65%	130%
Robert F. McCadden	30%	60%	120%
Bruce Goldman(2)	30%	60%	120%

(1)	The amount of Ronald Rubin’s Opportunity Award payment will be determined based on his services in supporting the chief executive officer and the Company’s business goals for 2013.
(2)	35% of Mr. Goldman’s Opportunity Award is based upon his individual performance in 2013 as determined by the Compensation Committee.

2012 Annual Cash Incentive Awards

The Compensation Committee approved the payment of annual cash incentive awards to each of the Named Executive Officers for the year ended December 31, 2012 in the following amounts:

Name	2012 Annual Cash Incentive

Joseph F. Coradino	$499,974
Ronald Rubin(1)	420,670
George F. Rubin	282,177
Robert F. McCadden(2)	249,215
Bruce Goldman(2)	189,290

(1)	Ronald Rubin’s award was based upon the successful transition of his former duties as chief executive officer.
(2)

In addition to this 2012 annual cash incentive payment, each of Robert F. McCadden and Bruce Goldman received an additional award of $25,000 for his service during the Company’s management transition in 2012.

Except as noted above, Funds From Operations for the year ended December 31, 2012 was the primary (but not sole) factor in determining the amounts of the annual cash incentive award payments to the Named Executive Officers, subject to the authority of the Compensation Committee to adjust the original target levels as specified in the annual incentive compensation opportunity awards. This authority was exercised in approving the 2012 annual cash incentive awards to all officers of the Company, including the Named Executive Officers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 5, 2013	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel